CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into as of the 14th day of May, 1998, by and between DOCTORS HEALTH, INC. (the "Company") and SCOTT M. RIFKIN (the "Consultant").

                              W I T N E S S E T H:

         WHEREAS, the Consultant was previously employed by the Company as its Executive Vice President and Director of Development and serves as the Chairman of its Board and the Consultant desires to pursue other interests as President/CEO of Ask-A-Doctor, Inc., a Delaware corporation; and

         WHEREAS, the Consultant desires to terminate his employment relationship with the Company and to assume a consultant relationship; and

         WHEREAS, the Company desires to obtain the benefits of the Consultant's expertise and knowledge as a consultant and the Consultant desires to provide consulting services to the Company on the terms provided herein; and

         WHEREAS, the Consultant has had access to information considered to be proprietary and confidential to the Company and the Company and the Consultant contemplate that information considered to be proprietary and confidential to the Company may be given to or discussed with the Consultant during the course of this Agreement, and the Company and the Consultant agree that the misappropriation of such information related to the Company would damage the Company; and

         WHEREAS, the Company and the Consultant desire to amend the restrictive covenants set forth in paragraph 5 of the Amended and Restated Employment Agreement between the Company and the Consultant last amended on July 15, 1997 (the "restrictive covenants"), to permit the Consultant to engage in employment as President/CEO of Ask-A-Doctor, Inc., but to retain and expand said Restrictive Covenants.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the parties hereto agree as follows:

         1. Services and Fees. The Consultant agrees to provide assistance, advice and consulting services to the Company on matters relevant to the Company's business as reasonably agreed to by the Company and the Consultant from time to time, including but not limited to, areas of public, government, and community relations, and shall be available as requested to assist in physician recruiting, mergers and acquisitions, and as provided for herein and requested by the Company's Chief Executive Officer.

            Beginning with the first business day immediately following the execution of this Agreement, and for a period to and including October 7, 1998, the Consultant shall be paid at the annualized rate of $120,000 payable bi-weekly. Beginning after October 7, 1998, the Consultant shall be compensated at the annualized rate of $100,000 payable bi-weekly.

         2. Relinquishment of Position. The Consultant shall retain his title as Chairman of the Board to the Company until October 7, 1998, and, on that date, the Consultant shall cease to hold that position. Following October 7, 1998, the Consultant may seek election as Chairman of the Board but shall not otherwise be entitled to hold such position. The Company shall have the right to use the Consultant's name, in his capacity as Chairman of the Board, in connection with its business through October, 1998; and in his capacity as a consultant to the Company during the term of this Agreement.

         3. Relinquishment of Claims By execution of this Agreement, the Company hereby relinquishes any and all rights, claims, or title, whether known or unknown and whether now in existence or arising in the future, to the Consultant's ideas, Inventions and Works (as defined in Section 5 of that certain Amended and Restated Employment Agreement dated July 15, 1997 [the "Amended and Restated Employment Agreement"] in connection with Ask-A-Doctor, Inc., as that business has been described to the Company.

The Company's approval of the Consultant's employment with Ask-A-Doc is based upon the representations of the Consultant to the Executive Committee of the Company on March 3, 1998 and the description of the business of Ask-A-Doc as set forth in the Ask-A-Doc private placement memorandum dated March 6, 1998 (the "Ask-A-Doc Memorandum"). Upon written notice to the Consultant, the approval granted hereby shall be void and of no further force and effect whatsoever if Ask-A-Doc engages in any business other than specifically identified and described in the Ask-A-Doc Memorandum.

         4. Office Use and Administrative Assistance. The Company shall provide Consultant with continual use of his present office through October 7, 1998, after which time the Company reserves the right to relocate the Consultant to another appropriate office located within the Company's Corporate Offices for the remaining term of this Agreement. The Company shall provide administrative support for the Consultant through the term of this Agreement through the Consultant's present Personal Assistant or her successor, but only when and to the extent that the Consultant is conducting the Company's business. The Consultant shall have the right to conduct non-Company business from his Company office but may not use any Company resources while conducting such outside business.

         5. Term. The term of the Consultant's engagement under this Agreement (the "term") shall commence on the first business day immediately following the execution of this Agreement and shall continue for a period of three (3) years at which point this Agreement shall fully expire, unless sooner terminated as herein provided.

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


         6. Monthly Reports. The Consultant agrees to provide monthly reports no later than the 10th of each month to the Company's President and Chief Executive Officer concerning the work and the status of work which is being performed by the Consultant for the Company.

         7. Termination of Employment Agreement. The Consultant and the Company agree that this Agreement replaces the Amended and Restated Employment Agreement last dated July 15, 1997, between the parties, except as stated in Paragraphs 9 and 11 herein, and the parties agree that no payments are due to the Consultant except as stated herein. The parties agree that the termination of employment of the Consultant is not a constructive termination pursuant to Section 4.4 of the Amended and Restated Employment Agreement dated July 15, 1997. The parties agree that the provisions of the Shareholders Agreement and voting Trust between the Company and the Consultant dated July 15, 1997 regarding termination of employment (Sections 5(c)(i) or 5(c)(iii)) do not apply to the transactions contemplated by this Agreement.

         8. Other Employment. The parties agree that the Consultant may enter into the employment of Ask-A-Doctor, Inc., a Delaware corporation, and may conduct business on behalf of Ask-A-Doctor, Inc. except as inconsistent with the terms of this Agreement, subject to the Company's review of any employment or other agreement between Ask-A-Doc and the Consultant. The Consultant agrees that any employment arrangement or agreement, formal or informal, written or unwritten, between the Consultant and Ask-A-Doctor, Inc., or any other business which is not the Company, shall provide specifically that the Consultant shall be able to continue to provide consulting services to the Company. The Consultant shall not enter into any other employment arrangement or agreement, formal or informal, written or unwritten, with Ask-A-Doctor, Inc. or any other business which is not the Company, so long as the Consultant continues to consult for the Company in accordance with the terms of this Agreement without the Company's prior written approval. Such prior written approval by the Company shall not be unreasonably withheld.

         9. Restrictive Covenants. The Consultant agrees that the terms contained in Paragraph 5 of the aforementioned Amended and Restated Employment Agreement, entitled Certain Covenants of the Physician Executive, including all of its parts and subparts, shall continue in full force and effect during the term of this Agreement and thereafter in accordance with said terms, except as otherwise provided herein. In addition, the Consultant agrees that neither he nor any person, corporation or business entity to which or with which he is affiliated or is operating through or by him, shall provide the same services that the Company provides in its marketplace. For purposes of this paragraph "marketplace" shall include the States of Maryland, Delaware, Virginia, and the District of Columbia. The Consultant agrees that he and any other person, corporation or business entity to which or with which he is affiliated shall make referrals, as contemplated in the Ask-A-Doctor Memorandum exclusively through the Company and/or the Company's partners (including entities with which the Company has contractual relationships to provide such referrals).

         The Company represents that the Consultant's involvement and participation as an officer, director and/or shareholder of Ask-A-Doctor, Inc. in accordance with the terms of this Agreement and as presented in the Ask-A-Doc Memorandum to the Executive Committee: (1) is

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

and shall not be construed as a violation by the Consultant of Section 5 of the Amended and Restated Employment Agreement; and (2) is not and shall not be deemed as engaging in a business that competes or interferes with the business of the Company.

         10. Restrictions. The parties agree that the restrictions and agreements contained herein are reasonable, are the product of an arms-length negotiation and are necessary for the Company to protect its goodwill and other interests.

         11. Dispute Resolution. The provisions of Paragraph 6, Dispute Resolution, contained in the Amended and Restated Employment Agreement last dated July 15, 1997, shall be, and are, incorporated herein.

         12. Termination.

             12.01 Grounds of Termination. This Agreement shall terminate in the event that at any time during such Initial Term or any Additional Term:

                   (a) Consultant shall die, or

                   (b) Consultant has become disabled, or

                   (c) Consultant has breached this Agreement in any material respect, which breach is not cured by Consultant or is not capable of being cured by Consultant within thirty
                       (30) days after written notice of such breach is given to Consultant,

                   (d) Consultant engages in willful and material misconduct, including willful and material failure to perform his duties hereunder, or

                   (e) The representations of the Consultant to the Company, its officers and directors have been untrue or incorrect on and as of the effective date of this Agreement.

             12.02 "Disability" Defined. Consultant shall be deemed disabled, for the purpose of this Agreement, in the event that Consultant shall fail, because of illness or incapacity, to render services of the character contemplated by this Agreement over a period of three (3) consecutive months. The existence or nonexistence of grounds for termination of this Agreement for any reason under subparagraph 8.01(b) will be determined in good faith by the Board of Directors after notice in writing given to Consultant at least thirty
(30) days prior to such determination. During such thirty (30) day period, Consultant shall be permitted to make a presentation to the Board of Directors for its consideration.

              12.03 Surrender of Records and Property. Upon termination of this Agreement, Consultant shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies

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


thereof, which are the property of the Company or which relate to the business, products, practices or techniques of the Company, and all other property, and Confidential Information of the Company, including, but not limited to, all documents which in whole or in part contain any Confidential Information of the Company, which in any of these cases are in his possession or under his control.

                    Any and all personal property, inventions, data, written materials, findings, records and documents, information and Confidential Information made or obtained by the Consultant during his engagement by the Company concerning the business or affairs of the Company are and will remain property of the Company, and upon termination of this Agreement or upon request of the Company during the term of this Agreement, shall be promptly delivered by the Consultant to the Company.

         13.      Stock Ownership and Stock Options.

         (A) The Consultant currently is the record owner of 200,000 shares of Class A Common Stock of the Company, which in no way will be affected by this Consulting Agreement. Based upon a stock option agreement between the Company and the Consultant dated August 10, 1995, the Consultant has been issued an option to purchase and additional 200,000 shares of Class A Common Stock of the Company at the aggregate exercise price of Twelve Dollars and Fifty Cents ($12.50), which option has fully vested at the time of execution of this Agreement. In addition to the above-mentioned stock ownership and option rights, based upon various additional agreements between the Company and the Consultant (which agreements are attached hereto and incorporated herein) dated November 17, 1996 and July 15, 1997, the Consultant has been issued options to purchase additional shares of Class A Common Stock of the Company, which options are not vested at the time of execution of this Agreement and vary in aggregate exercise price.

         (B) The parties agree that the stock ownership and options rights possessed by the Consultant are not subject to any buy-back or other restrictions by the Company other than the transfer restrictions and other protection set forth in the Company's Charter, By-laws and Shareholder's Agreement, or as required by law.

         (C) The parties agree that the Consultant's options to purchase shares of additional Class A Common Stock of the company and other rights contained in the stock option agreements: (1) shall not terminate or otherwise be affected by the termination of Consultant's employment with the Company and execution of this Agreement; (2) shall continue to vest during the Term of this Agreement; and (3) that options granted pursuant to the November 7, 1996 and July 15, 1997 stock option agreements may be exercised at any time, to the extent then vested, during the Term of this Agreement. Amendments to the November 7, 1996 and July 15, 1997 stock option agreements which permit the Consultant to exercise the options during the Term of this Agreement on the same terms and conditions as set forth in the stock option agreements are attached hereto and incorporated herein.

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


         (D) To the extent allowable under the Company's Charter and Bylaws, the Consultant shall be eligible to receive stock or stock options of the Company through employee stock/option program or bonus pool administered or funded by the Company. Such participation shall be in the sole discretion of the Company's management.

         (E) To the extent that the number of shares, or the class or designation of the stock, is changed as the result of a reclassification, stock split, stock dividend or other similar event, the number and/or class of shares issuable under the options shall be adjusted accordingly.

         14. Assignability. This Agreement may not be assigned by the Consultant.

         15. Notices. Any notices, requests, demands or other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Consultant at the last address that Consultant has filed in writing with the Company or, in the case of the Company, at its principle executive offices.

         16. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, with respect thereto, including the Prior Agreement.

         17. Waivers and Amendments. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the Consultant and a duly authorized officer of the Company (each, in such capacity, a party) or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

         18. Governing Law. This Agreement has been negotiated and is to be performed in the State of Maryland, and shall be governed and construed in accordance with the laws of the State of Maryland applicable to agreements made and to be performed entirely within such State.

         19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         20. Confidentiality. Neither party shall disclose the contents of this Agreement or of any other agreement they have simultaneously entered into to any person, firm or entity, except the agents or representatives of the parties, or except as required by law.

         21. Word Forms. Whenever used herein, the singular shall include the plural and the plural shall include the singular. The use of any gender, tense or conjugation shall include all genders, tenses and conjugations.

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


         22. Headings. The Section headings have been included for convenience only, are not part of this Agreement, and are not to be used to interpret any provision hereof.

         23. Binding Effect and Benefit. This Agreement shall be binding upon and inure to the benefit of the parties, their successors, heirs, personal representatives and other legal representatives. This Agreement may be assigned by the Company to any entity which buys substantially all of the Company's assets. However, the Physician Executive may not assign this Agreement without the prior written consent of the Company.

         24. Separability. The covenants contained in this Agreement are separable, and if any court of competent jurisdiction declares any of them to be invalid or unenforceable, that declaration of invalidity or unenforceability shall not affect the validity or enforceability of any of the other covenants, each of which shall remain in full force and effect.

         25. Consent or Approval. Whenever under the terms of this Agreement the approval or consent of the Company is required or the Company must make any determination, the Company, unless this Agreement specifically requires otherwise, may not unreasonably withhold or delay that consent or approval.

         IN WITNESS WHEREOF, the parties, intending to be legally bound, have executed this Agreement or caused it to be executed and attested by their duly authorized officers as a document under seal on the day and year first above written.

ATTEST/WITNESS:                      DOCTORS HEALTH, INC.

__________________________           By:_________________________________ (SEAL)
                                          Stewart B. Gold, President

                                     SCOTT M. RIFKIN
                                     Consultant

__________________________           By:_________________________________ (SEAL)
                                          Scott M. Rifkin

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